For period ending February 28, 2002	Exhibit 77.Q1

File number 811-6292
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
BRINSON INVESTMENT TRUST
         The undersigned, being Vice President and Secretary of Brinson Investment Trust (Trust), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on February 13, 2002, and that the amendment will be effective on April 8, 2002.

         RESOLVED, that the Amended and Restated Declaration of Trust dated February 11, 1998 be, and it hereby is, amended to change the name of the Trust from Brinson Investment Trust to UBS
Investment Trust in the following manner:

Section 1.1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

			Section 1.1.	Name.  This name of the trust created hereby
is
         UBS Investment Trust.

	Section 1.2(q) of Article I of the Amended and Restated
Declaration of Trust is hereby amended to read as follows:

			Section 1.2

	(q)	 Trust means UBS Investment Trust.

		Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

			Series of the Trust

         	UBS Tactical Allocation Fund



Dated: February 13, 2002
         			___	/s/ Amy R.Doberman		__________
								Amy R. Doberman
							    Vice President and Secretary


New York, New York (ss)

On this 13th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         				_____	/s/ 	Victoria Drake	__________
								Notary Public


For period ending February 28, 2002	Exhibit 77.Q1

File number 811-6292

CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
BRINSON INVESTMENT TRUST

         The undersigned, being Vice President and Secretary of Brinson Investment Trust (Trust), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated By-Laws of the Trust dated February 11, 1998 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002:

        RESOLVED, that the Restated By-Laws dated February 11, 1998 be, and they hereby are, amended to change the name of the Trust from Brinson Investment Trust to UBS Investment Trust, in the following manner:

The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

	Section 1.01. Declaration of Trust: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the Declaration of Trust), of UBS Investment Trust, the Massachusetts business trust established by the Declaration of Trust (the Trust).




Dated: February 19, 2002
         	By: 		/s/ Amy R. Doberman
						Name:  Amy R. Doberman
						Title:    Vice President and Secretary

New York, New York (ss)

On this 19th day of February, 2002 before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         				/s/ Victoria Drake
							Notary Public